SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 23, 2004

EXTEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-16354	52-1412493
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Access Road, Suite 700 Warwick, RI	02886
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (401) 384-6789

ITEM 5. OTHER EVENTS

On March 23, 2004 Exten Industries, Inc. (Exten) issued a press release filed herewith as Exhibit 99.1 announcing that the board of directors voted to merge its wholly owned subsidiary, MultiCell Technologies, into the parent company, Exten, and to change the company name from Exten Industries, Inc. to MultiCell Technologies, Inc. In conjunction with this consolidation, Jerry Newmin, Chairman, President and CEO announced that Greg Szabo has left the Company to pursue other interests.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

A copy of this press release dated March 23, 2004 is attached as Exhibit 99.1.